                                                                 EXHIBIT 10.3(a)



                             AMENDED AND RESTATED

                          LOAN AND SECURITY AGREEMENT


                                BY AND BETWEEN


                                  SUMMIT BANK
                                   AS LENDER
                                      AND
                          CYBEX INTERNATIONAL, INC.,
                         CYBEX FINANCIAL CORPORATION,
                       EAGLE PERFORMANCE SYSTEMS, INC.,
                     CYBEX FITNESS GERATE VERTRIEBS GMBH,
                      GENERAL MEDICAL EQUIPMENT LIMITED,
                              LUMEX BED SYSTEMS,
                                TROTTER, INC.,
                                      AND
                            TROTTER HOLDING COMPANY
                                 AS BORROWERS



                             DATED:  JUNE 16, 1997

                               TABLE OF CONTENTS

                                                               PAGE

SECTION 1.   DEFINITIONS.......................................   2

SECTION 2.   CREDIT FACILITIES.................................   9

    2.1    Revolving Loan......................................   9
    2.2    Term Loan...........................................  10
    2.3    Trotter Letter of Credit............................  11

SECTION 3.   NOTES, INTEREST AND FEES..........................  11

    3.1    Notes...............................................  11
    3.2    Interest on Notes; Fees.............................  12
    3.3    Fees................................................  12
    3.4    Prepayment of Loans.................................  13

SECTION 4.   CONDITIONS PRECEDENT..............................  13

    4.1    Conditions Precedent to Loans.......................  13

SECTION 5.   GRANT OF SECURITY INTEREST........................  15

SECTION 6.   COLLECTION AND ADMINISTRATION.....................  17

    6.1    Borrowers' Loan Account.............................  17
    6.2    Statements..........................................  17
    6.3    Payments............................................  17
    6.4    Authorization to Make Loans.........................  18
    6.5    Use of Proceeds.....................................  18

SECTION 7.   COLLATERAL REPORTING AND COVENANTS................  19

    7.1    Collateral Reporting................................  19
    7.2    Accounts Covenants..................................  19
    7.3    Inventory Covenants.................................  21
    7.4    Equipment Covenants.................................  21
    7.5    Power of Attorney...................................  22
    7.6    Right to Cure.......................................  23
    7.7    Access to Premises..................................  23
    7.8    Audit of Accounts Receivables.......................  23
    7.9    Additional Collateral...............................  24

                                       i

SECTION 8.  REPRESENTATIONS AND WARRANTIES.....................  24

    8.1    Corporate Existence, Power and Authority:
           Subsidiaries........................................  24
    8.2    Financial Statements; No Material Adverse Change....  25
    8.3    Chief Executive Office; Collateral Locations........  25
    8.4    Priority of Liens; Title to Properties..............  25
    8.5    Tax Returns.........................................  26
    8.6    Litigation..........................................  26
    8.7    Compliance with Other Agreements and Applicable
           Laws................................................  26
    8.8    Accuracy and Completeness of Information............  27
    8.9    Corporate Structure.................................  27
    8.10   Environmental Matters...............................  27
    8.11   Exclusion of Certain Subsidiaries...................  28
    8.12   Survival of Warranties; Cumulative..................  28

SECTION 9.   AFFIRMATIVE AND NEGATIVE COVENANTS................  28

    9.1    Maintenance of Existence............................  28
    9.2    New Collateral Locations............................  28
    9.3    Compliance with Laws Relations, Etc.................  28
    9.4    Payment of Taxes and Claims.........................  29
    9.5    Insurance...........................................  29
    9.6    Financial Statements and Other Information..........  30
    9.7    Sale of Assets, Consolidation Merger, Dissolution,
           Etc.................................................  31
    9.8    Encumbrances........................................  32
    9.9    Indebtedness........................................  32
    9.10   Loans, Investments, Guarantees, Etc.................  34
    9.11   Dividends and Redemptions...........................  34
    9.12   Minimum Adjusted Tangible Capital Funds.............. 35
    9.13   Fixed Charge Coverage Ratio.........................  35
    9.14   Maximum Total Liabilities to Adjusted Tangible
           Capital Funds.......................................  35
    9.15   Minimum Working Capital.............................  35
    9.16   Interest Coverage Ratio.............................  35
    9.17   Transactions with Affiliates........................  36
    9.18   Capital Expenditures................................  36
    9.19   Costs and Expenses..................................  36
    9.20   Environmental Laws..................................  36
    9.21   Change in Business..................................  37

    9.22   Further Assurances..................................  38
    9.23   Amendment to Prior Agreement........................  38

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES

    10.1   Events of Default...................................  38
    10.2   Remedies............................................  40

SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS;
             GOVERNING LAW.....................................  42


    11.1   Governing Law; Choice of Forum; Service of Process;
           Jury Trial Waiver...................................  42
    11.2   Waiver of Notices...................................  43
    11.3   Amendments and Waivers..............................  43
    11.4   Waiver of Counterclaims.............................  43
    11.5   Indemnification.....................................  44

SECTION 12.  MISCELLANEOUS.....................................  44

12.1       Notices.............................................  44
12.2       Partial Invalidity..................................  45
12.3       Successors..........................................  45
12.4       Use of Loan Proceeds................................  46
12.5       Entire Agreement....................................  46

                                   INDEX TO
                            EXHIBITS AND SCHEDULES
                            ----------------------



Schedule A               Information Certificate

Schedule 8.4             Existing Liens

Schedule 8.7             Licenses and Permits

Schedule 8.10            Environmental Liabilities

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                ------------------------------------------------

     This Amended and Restated Loan and Security Agreement dated June 16, 1997 (the "AGREEMENT"), is entered into by and between SUMMIT BANK, a New Jersey banking corporation ("LENDER"), successor by merger to United Jersey Bank; CYBEX INTERNATIONAL, INC., a New York corporation ("CYBEX"); CYBEX FINANCIAL CORPORATION, a New York corporation, ("CYBEX FINANCIAL"); EAGLE PERFORMANCE SYSTEMS, INC., a Minnesota corporation ("EAGLE PERFORMANCE"); CYBEX FITNESS GERATE VERTRIEBS, GmbH, a German corporation ("CYBEX FITNESS"); GENERAL MEDICAL EQUIPMENT LTD., a U.S. Virgin Island corporation ("GENERAL MEDICAL"), LUMEX BED SYSTEMS, a Pennsylvania corporation ("LUMEX"); TROTTER, INC., a Delaware corporation ("TROTTER"); and TROTTER HOLDING COMPANY, a Delaware corporation ("TROTTER HOLDING") (collectively, Cybex, Cybex Financial, Eagle Performance, Cybex Fitness, General Medical, Lumex, Trotter and Trotter Holding are called the "BORROWER" or "BORROWERS").

                                   BACKGROUND
                                   ----------

     On December 7, 1995, the Lender loaned to Trotter and Trotter Holding two credit facilities consisting of a revolving loan of the principal sum of $3,000,000 (the "TROTTER REVOLVING LOAN"), and a term loan in the original principal amount of $9,000,000 (the "TROTTER TERM LOAN").

     On February 28, 1996, the Lender provided to Trotter, Inc. a third credit facility in the original principal amount of $3,579,000 as evidenced by a Letter of Credit and Reimbursement Agreement dated February 1, 1996 (the "TROTTER LETTER OF CREDIT"). Hereinafter, the Trotter Revolving Loan, Trotter Term Loan and the Trotter Letter of Credit are collectively called the "TROTTER LOANS".

     As of December 27, 1996, Cybex, Trotter and Cat's Tail, Inc., a Delaware corporation (the "MERGER SUB") executed an Agreement and Plan of Merger pursuant to which Merger Sub was merged on May 23, 1997 into Trotter and Trotter became a wholly-owned subsidiary of Cybex. Trotter Holding continues to be a wholly-owned subsidiary of Trotter.

     The Borrowers have requested the Lender to make additional loans to the Borrowers and to renew, extend and increase the Trotter Loans, but with the

Borrowers as the Obligors thereon; and the Lender, subject to and in accordance with the terms and conditions herein, contained, has agreed to make available to and lend to the Borrowers, the credit facilities described herein.

     As of June 16, 1997 there was due and owing to the Lender by Trotter and Trotter Holding for the Trotter Loans, the sum of $14,422,135.67 computed as follows:

                       PRINCIPAL      INTEREST       TOTAL
                     --------------  ----------  --------------

Trotter Revolving
Loan:                $ 3,000,000.00  $19,125.00  $ 3,019,125.00

Trotter Term
Loan:                $ 7,800,000.00  $23,941.67  $ 7,823,941.67

Trotter Letter of
Credit:              $ 3,579,069.00        0.00  $ 3,579,069.00
                     --------------  ----------  --------------

Total due as of
6/16/97:             $14,379,069.00  $43,066.67  $14,422,135.67
                     ==============  ==========  ==============

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS
            -----------

     All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Borrowers and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof," "herein," "hereunder," "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall exist or continue until such Event of Default is waived in accordance with Section 11.3. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP as hereinafter defined. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

     1.1  "ACCOUNTS" shall mean all present and future rights of Borrowers to
          ----------
payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

     1.2  "ADJUSTED TANGIBLE CAPITAL FUNDS" means Tangible Capital Funds less
          ---------------------------------
amounts reserved or paid by Cybex for settlement with Fuqua, Inc. not to exceed $6,000,000.

     1.3  "AFFILIATE" means any Person which, directly or indirectly, is in
          -----------
control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such Person possesses, directly or indirectly, power either to
(i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     1.4  "AGREEMENT" means this Amended and Restated Loan and Security
          -----------
Agreement, together with all modifications and amendments thereto.

     1.5  "APPLICABLE LAW" means all provisions of statutes, rules, regulations
          ----------------
and orders of governmental bodies or regulatory agencies applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

     1.6  "BORROWING" means a borrowing of funds by Borrowers being either a
          -----------
Floating Rate or a LIBOR Based Rate Borrowing advanced by Lender hereunder on any given day under the Revolving Loan Facility or the Term Loan Facility.

     1.7  "BUSINESS DAY" means any day other than a Saturday, Sunday or other
          --------------
day on which banks in the State of New Jersey are permitted to close; provided, however, that when used in connection with a LIBOR Borrowing, the term Business Day shall also exclude any day on which banks are not open for dealings in dollar deposits on the London Interbank Market.

     1.8  "CAPITAL EXPENDITURES" as applied to any Person means any expenditures
          ----------------------
by the Borrowers for assets which are required to be capitalized as depreciable or amortizable assets in accordance with GAAP.

     1.9  "CAPITAL LEASE" as applied to any Person, means any lease of any
          ---------------
property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

     1.10 "CHANGE OF CONTROL" means any of the following events: (i) the sale,
          -------------------
lease, transfer, conveyance or other disposition of all or substantially all of the assets of Cybex and its Subsidiaries; (ii) the liquidation or dissolution of Cybex, and (iii) any event which would be deemed to be a "change in control" as defined in the Securities and Exchange Commission's Current Report on Form 8K.

     1.11 "CLOSING DATE" means the date on which the conditions precedent to the
          --------------
making of the Loans as set forth in Section 4.1 have been satisfied or waived, which shall in no event be later than June 16, 1997.

     1.12  "CODE" means the Internal Revenue Code of 1986 and the rules and
           ------
regulations issued thereunder, as now and hereafter in effect, or any successor provision thereto.

     1.13 "COLLATERAL" shall have the meaning set forth in Section 5 hereof.
          ------------

     1.14 "CPLTD" means current portion of long term debt as determined in
          -------
accordance with GAAP.

     1.15 "EBITDA" means, without duplication, for any period for which such
          --------
amount is being determined, the sum of the amounts for such period of (i) net income, (exclusive of (a) interest income, and (b) extraordinary items), (ii) provision for income taxes, (iii) depreciation expense, (iv) Interest Expense,

(v) amortization expense, but each of the above (ii) through (v) only to the extent reducing net income. All of the foregoing items (i) through (v) are otherwise to be determined on a consolidated basis for Borrowers and their consolidated subsidiaries in accordance with GAAP.

     1.16 "ENVIRONMENTAL ACTIONS" refers to any complaint, summons, citation,
          -----------------------
notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any federal, state, local, or municipal agency, department, bureau, office or other authority, or any third party involving a violation of any Environmental Laws or a Hazardous Discharge
(i) from or onto any of the real properties or assets owned or leased by the Borrowers or any of their Subsidiaries or any tenant, subtenant, prior tenant or prior subtenant of such real properties or (ii) from or onto any facilities which received solid wastes or Hazardous Materials from the Borrowers, or any of their Subsidiaries or any tenant, subtenant, prior tenant or prior subtenant of the real properties.

     1.17 "ENVIRONMENTAL LAW" means any and all applicable federal, state, local
          -------------------
or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material or environmental protection or health and safety, as now or may at any time hereafter be in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. (S) 1251

et seq , the Clean Air Act ("CAA"), 42 U.S.C. (S) 7401 et seq, the Federal
-- ---                                                 -- ---
Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. (S)(S) 300f et
                                                                           --
seq, the Surface Mining Control and Reclamation Act (S)(S) 1201 et seq,
---                                                             -- ---
("SMCRA"), 30 U.S.C. (S)(S) 1201 et seq, the Comprehensive Environmental
                                 -- ---
Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. (S) 9601 et seq
                                                                        -- ---
as amended by the Superfund Amendment and Reauthorization Act of 1986 ("SARA"), the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. (S) 6901 et seq,
                                                                         -- ---
the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C. (S) 655 and (S) 657, relevant state laws, together, in each case, with any amendment thereto, and the regulations adopted thereunder and all substitutions thereof.

     1.18 "EQUIPMENT" shall mean all of Borrowers' now owned and hereafter
          -----------
acquired equipment, machinery, computers and computer hardware and software

(whether owned or licensed), tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

     1.19 "EVENT OF DEFAULT" have the meaning given such term in Section 10
          ------------------
hereof.

     1.20 "FINANCING AGREEMENTS" shall mean, collectively, this Agreement, and
          ----------------------
all notes, guarantees, security agreements mortgages, assignments, and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrowers or any Obligor in connection with this Agreement as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.21 "FIXED CHARGE COVERAGE RATIO" means, for any period, the ratio of
          -----------------------------
EBITDA for such period to the sum of the following: (a) the CPLTD for such period, plus (b) Interest Expense for such period plus (c) the current portion of amounts payable under Capital Leases for such period plus (d) taxes plus (e) Capital Expenditures which have not been financed through borrowing and (f) dividends paid or declared for such period.

     1.22 "FLOATING BASE RATE" shall mean the rate from time to time publicly
          --------------------
announced by Lender or its successors, as its Floating Base Rate, whether or not such announced rate is the best rate available at Lender.

     1.23 "FLOATING RATE BORROWING" means a Borrowing as to which Borrowers have
          -------------------------
elected the Floating Rate Option.

     1.24 "FLOATING RATE OPTION" means Borrowers' option, as applicable, to pay
          ----------------------
interest on Borrowings at the Floating Base Rate pursuant.

     1.25 "GAAP" shall mean generally accepted accounting principles in the
          ------
United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied.

     1.26 "GOVERNMENTAL AUTHORITY" means any federal, state, municipal or other
          ------------------------
governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or foreign.

     1.26 "INDEBTEDNESS" as used in this Agreement means, as to any given
          --------------
Borrower, all items of indebtedness, obligations, or liabilities, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, owed by the said Borrower, including (without implied limitation):

          (a) All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

          (b) All indebtedness guaranteed, directly or indirectly, through agreements, contingent or otherwise: (i) to purchase such indebtedness; or (ii) to purchase, sell, or lease (as lessee or lessor) property, products, materials, or supplies or to purchase or sell services, primarily for the purpose of enabling the Account Debtor to make payment of such indebtedness or to insure the owner of the indebtedness against loss; or (iii) to supply funds to, or in any other manner invest in, the debtor;

          (c) All indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest, or other lien, charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed;

          (d) All Obligations due the Lender; and

          (e) All indebtedness incurred as the lessee of goods or services under leases that, in accordance with GAAP, should not be reflected on the lessee's balance sheet.

     1.27 "INFORMATION CERTIFICATE" shall mean the Information Certificate of
          -------------------------
Borrowers constituting Schedule "A" hereto containing material information with respect to each of the Borrowers, their businesses and assets provided by or on behalf of Borrowers to Lender in connection with the preparation of this

Agreement and the other Financing Agreements and the financing arrangements provided for herein.

     1.28 "INTEREST COVERAGE RATIO" means for any period for which such amount
          -------------------------
is being determined, EBITDA divided by all interest expense of the Borrowers.

     1.29 "INTEREST EXPENSE" means for any period for which such amount is being
          ------------------
determined, gross interest expense (including that properly attributable to Capital Leases in accordance with GAAP) of the Borrowers and their subsidiaries on a consolidated basis.

     1.30 "INTEREST PERIOD" means as to any LIBOR Rate Borrowing, the period
          -----------------
commencing on the date of such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one (1), two (2), or three (3) months thereafter as Borrowers may elect; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such interest period shall be extended to the next succeeding Business Day, and (ii) no interest period with respect to a LIBOR Rate Borrowing may be selected which would end later than the date such principal would mature hereunder.

     1.31 "INVENTORY" shall mean all of Borrowers' now owned and hereafter
          -----------
existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

     1.32 "LIBOR BASED RATE" means the interest rate payable on LIBOR Rate
          ------------------
Borrowings and as elected by Borrowers on the Revolving Note and the Term Note, being the sum of the Adjusted LIBOR Rate as defined in the Notes plus (a) 225 basis points (2.25%) when Borrowers' ratio of Total Liabilities to Adjusted Tangible Capital Funds ("TL/ATCF") as of the last day of the previous full fiscal quarter of the Borrowers is equal to or greater than 2.50:1; (b) 200 basis points (2.00%) when Borrowers' Tl/ATCF as of the last day of the previous full fiscal quarter of Borrowers is greater than 2.0:1.0; (c) 175 basis points (1.75%) when the Borrowers' TL/ATCF for such previous quarter is equal to or greater than 1.75:1.0; (d) 150 basis points (1.50%) when the Borrowers' TL/ATCF for such previous quarter is equal to or greater than 1.50:1.0; and (e) 125 basis points (1.25%) when the Borrowers' TL/ATCF for such previous quarter is equal to or greater than 1.25:1.0; except that the applicable LIBOR Based Rate shall not change by reason of a change in the TL/ATCF until the end of an Interest Period.

     1.33 "LIBOR RATE BORROWING" means a Borrowing under the Revolving Loan
          ----------------------
Facility as to which Borrowers have elected the LIBOR Based Rate.

     1.34 "LOANS" shall mean the Revolving Loans, and the Term Loan and the
          -------
Trotter Letter of Credit.

     1.35 "MERGER SUB" means Cat's Tail, Inc., a Delaware corporation.
          ------------

     1.36 "NOTES" OR "NOTES" means the Revolving Note and the Term Note executed
          ------------------
and delivered by the Borrowers to the Lender to evidence the Loans.

     1.37 "OBLIGATIONS" shall mean any and all Revolving Loans, the Term Loan,
          -------------
the Trotter Letter of Credit and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrowers to Lender and/or their affiliates, including principal, interest charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrowers under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

     1.38 "OBLIGOR" shall mean the Borrowers as co-borrowers, any guarantor,
          ---------
endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrowers.

     1.39 "PERSON" shall mean any individual, sole proprietorship, partnership,
          --------
corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

     1.40 "RECORDS" shall mean all of Borrowers' present and future books of
          ---------
account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrowers with respect to the foregoing maintained with or by any other person).

     1.41 "REVOLVING LOANS" shall mean the loans now or hereafter made by Lender
          -----------------
to or for the benefit of Borrowers on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

     1.42 "REVOLVING LOAN FACILITY" means the Revolving Loan Facility provided
          -------------------------
pursuant to Section 2.1 below.

     1.43 "REVOLVING NOTE" means the Note referred to in Section 3.1(a).
          ----------------

     1.44 "TANGIBLE CAPITAL FUNDS" means for any period for which such amount
          ------------------------
is being determined, total stockholders' equity plus any subordinated indebtedness less intangible assets of the Borrowers, or each of them.

     1.45 "TERM LOAN" shall mean the term loan made by Lender to Borrowers as
          -----------
provided for in Section 2.2 hereof.

     1.46 "TERM NOTE" means the Note referred to in Section 3.1(b).
          -----------

     1.47 "TOTAL LIABILITIES" of any Person means, all Indebtedness that, in
          -------------------
accordance with GAAP should be classified as liabilities on a balance sheet.

     1.48 "TROTTER LETTER OF CREDIT" means the Irrevocable Letter of Credit
          --------------------------
issued by the Bank February 28, 1996, Credit No. 20961100 in favor of PNC Bank,

National Association, Trustee for the benefit of the bondholders of the $4,300,000 Massachusetts Industrial Finance Agency Industrial Development Bonds (United Medical Corporation Issue, Series 1992).

SECTION 2.  CREDIT FACILITIES
            -----------------

     2.1  REVOLVING LOAN.
          --------------

          (a) Subject to, and upon the terms and conditions contained herein, Lender agrees to make advances to Borrowers from time to time in amounts requested by Borrowers up to the amount of Twelve Million Dollars ($12,000,000). The Revolving Loan is intended, in part, to be a renewal of the existing Trotter Revolving Loan, the liability for which has been assumed hereby all Borrowers. The Revolving Loan is to be repaid together with interest and other amounts in accordance with this Agreement, the Revolving Note and the other Financing Agreements and is secured by all of the Collateral.

          (b) Each Borrowing under the Revolving Loan Facility shall be a Floating Rate Borrowing or a LIBOR Rate Borrowing as the Borrowers may request subject to and in accordance with this Section and the Revolving Note. Subject to the other provisions of this Section, Borrowings of more than one type may be outstanding at the same time.

          (c) Borrowers shall give Lender at least three Business Days' prior written, telecopier, facsimile or telephonic (promptly, confirmed in writing) notice of each LIBOR Rate Borrowing and at least one Business Day's prior written, telecopier, facsimile or telephonic (promptly confirmed in writing) notice of each Floating Rate Borrowing. Each such notice in order to be effective must be received by Lender not later than 2:00 p.m. Each such notice shall be irrevocable and shall specify whether the Borrowing then being requested is a LIBOR Rate or a Floating Rate Borrowing and in the case of LIBOR Rate Borrowings, the Interest Period or Interest Periods with respect thereto. If no election of Interest Period is specified in such notice in the case of LIBOR Rate Borrowings, such notice shall be deemed to be a request for an Interest Period of one month. If no election is made as to the type of Borrowing, such notice shall be deemed a request for a Floating Rate Borrowing.

          (d) The aggregate amount of any Borrowing of new funds shall be in an aggregate principal amount of (x) with respect to LIBOR Rate Borrowings, $100,000 (or such lesser amount as shall equal the available but unused portion of the Revolving Credit Facility) or such greater amount which is an integral multiple of $100,000, and (y) with respect to Floating Rate Borrowings, $100,000 (or such lesser amount as shall equal the available unused portion of the Revolving Credit Facility) or such greater amount which is an integral multiple of $100,000.

          (e) The Borrowers may at any time, on not less than ten (10) days written notice permanently reduce the Revolving Loan, provided that any reduction shall be in the amount of $1,000,000 or a multiple thereof. In the event the Revolving Loan Facility is reduced, the Borrowers shall, simultaneously with such reduction, make a prepayment of principal and interest of the Revolving Loans in such amount as is necessary to assure that the aggregate principal amount of all Revolving Loans outstanding immediately after such reduction will not exceed the Revolving Loan Facility, as reduced.

          (f) Subject to, and upon the terms and conditions contained herein, as part of the Revolving Loan, the Lender has agreed to make available at Borrowers' request, from time to time until December 31, 2000, two additional types of credit facilities in the sublimit amounts set forth as follows:

          (i) Standby/Documentary Letters of Credit - the Lender agrees to issue standby or documentary letters of credit for and on behalf of the Borrowers with maturity date(s) not extending beyond December 31, 2000. Any standby or documentary letters of credit issued by Lender, as aforesaid, shall not, at any given time, exceed in the aggregate the principal sum of Three Million Dollars ($3,000,000) and shall reduce dollar for dollar the amount available to be loaned by the Lender to the Borrowers under the Revolving Loan.

          (ii) Foreign exchange transactions - the Lender agrees to make available to the Borrowers a Revolving Loan sublimit not to exceed at any given time in the aggregate the principal sum of One Million Dollars ($1,000,000). The foreign exchange sublimit loan(s) shall reduce dollar for dollar the amount available to be loaned by the Lender to the Borrowers under the Revolving Loan.

     2.2  TERM LOAN.  The Trotter Term Loan to Borrowers in the original
          ---------
principal amount of Nine Million Dollars ($9,000,000) with a present principal balance of Seven Million Eight Hundred Thousand Dollars ($7,800,000) shall be repaid by the Borrowers, together with interest and other amounts, in accordance with this Agreement, the Term Note, and the other Financing Agreements and is secured by all of the Collateral. The Term Loan is intended, to be a renewal of the existing Trotter Term Loan, the liability for which is hereby assumed by all Borrowers.

     2.3  TROTTER LETTER OF CREDIT.
          ------------------------

          The Lender will continue to make available to the Borrowers its Trotter Letter of Credit in the principal amount of up to $3,579,000. This credit facility is intended to be a renewal of the existing Trotter Letter of Credit, the liability for which has been assumed by all Borrowers pursuant to the terms hereof and the Instrument of Assumption of even date herewith. The Trotter Letter of Credit shall be evidenced by the Lender's Letter of Credit Agreement(s), amendments thereto, the Instrument of Assumption and related documents executed on even date herewith by the Borrowers and is secured by all of the Collateral.

SECTION 3.  NOTES, INTEREST AND FEES.
            ------------------------

     3.1  NOTES.
          -----

          (a) The Revolving Credit Loans shall be evidenced by a promissory note in the face amount of Twelve Million Dollars ($12,000,000) (the "Revolving Note") payable to the order of Lender, duly executed on behalf of Borrowers and dated the Closing Date. Interest shall be payable monthly in arrears except that interest calculated at the Libor Based Rate shall be due on the last day of the Interest Period. The outstanding principal balance of the Revolving Note shall be payable on December 31, 2000.

          (b) The Term Loan shall be evidenced by a promissory note in the face amount of $7,800,000 (the "Term Note"), payable to the order of Lender, duly executed on behalf of Borrowers and dated the Closing Date. Interest shall be payable quarterly in arrears, except that interest calculated at the LIBOR Based Rate shall be due on the last day of the Interest Period. Principal shall be repaid in eight (8) semi-annual payments as follows:

                  June 30, 1997        $  600,000
                  December 31, 1997    $  600,000
                  June 30, 1998        $  800,000
                  December 31,1998     $  800,000
                  June 30, 1999        $1,000,000
                  December 31,1999     $1,000,000
                  June 30, 2000        $1,500,000
                  December 31,2000     $1,500,000


     3.2  INTEREST ON NOTES; FEES.
          -----------------------

          (a) In the case of a LIBOR Rate Borrowing under the Revolving Loan Facility, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBOR Based Rate, which interest shall be payable as set forth in the Revolving Note.

          (b) In the case of a Floating Rate Borrowing under the Revolving Loan Facility, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Floating Base Rate. Interest shall be payable on each Floating Rate Borrowing as set forth in the Revolving Note.

          (c) Interest on the Term Loan shall accrue at Borrower's option from time to time either (i) at the Floating Base Rate or (ii) the LIBOR Based Rate. In order for a LIBOR Based Rate to apply, Borrowers must have given Lender at least three Business Days' prior written, telecopier, facsimile or telephonic (promptly confirmed in writing) notice thereof (herein, a "LIBOR Notice") which notice shall specify the Interest Period or Interest Periods elected by Borrowers and the principal amount or amounts to which such LIBOR Notice shall apply. Unless a new LIBOR Notice hereunder is given, upon expiration of an Interest Period with respect to principal under the Term Loan, such principal amount shall bear interest at the Floating Rate. The Floating Rate shall apply at all times to any principal [or portion thereof] not covered by a LIBOR Notice. A LIBOR Notice as to less than all the principal shall cover at least $1,000,000. No LIBOR Notice may be given if the principal covered thereby would be due prior to expiration of the applicable Interest Period. Interest shall be payable quarterly as set forth in the Term Note, except for interest at the LIBOR Based Rate, which shall be due upon expiration of the applicable Interest Period.

          (d) Anything in this Agreement or the Notes to the contrary notwithstanding, the interest rate on the Loans shall in no event be in excess of the maximum permitted by Applicable Law.

     3.3  FEES.
          ----

          (a) Borrowers agree to pay to Lender an origination fee of $70,000.

          (b) Borrowers agree to pay to Lender on the last Business Day of each March, June, September and December in each year (commencing on the last Business Day of June, 1997) a commitment fee of one-fourth of one percent (0.25%) per annum, computed on the basis of the actual number of days elapsed over a year of 360 days, on the average daily unused amount of the Lender's commitment under the Revolving Loan Facility. Such commitment fee shall accrue from the Closing Date.

          (c) Borrowers agree to pay to Lender on the last business day of each March, June, September and December in each year (commencing on the last Business Day of June, 1997) a letter of credit fee of one and one-half percent (1 1/2%) per annum, computed on the basis of the actual number of days elapsed over a year of 360 days, on the principal amount of the Trotter Letter of Credit. Such fee has continued to accrue from April 1, 1997.

     3.4  PREPAYMENT OF LOANS.
          -------------------

          In the event that Borrowers intend to prepay the Loans in whole, whether by refinance or payment through cash reserves, the Borrowers shall give Lender not less than thirty (30) days' prior written notice of Borrowers' intention to prepay (which notice shall be irrevocable) and (unless the refinance of the Loans is accomplished through the Lender) pay to Lender an additional sum (the "PREPAYMENT CONSIDERATION") equal to:

          (i)  $75,000 if the Loan is prepaid during the year 1997;
and
          (ii) $50,000 if the Loan is prepaid during the year 1998;

          Any prepayment will also be accompanied by payment of all accrued and unpaid interest due to the date of prepayment on the principal amount prepaid and all other fees, expenses and other sums due and owing under the Loan Documents. Any partial prepayment will be applied to installments of principal due in their inverse order of maturity. The Prepayment Consideration shall apply to a voluntary or involuntary prepayment, whether by acceleration of the Loans upon a default or otherwise.

SECTION 4.  CONDITIONS PRECEDENT
            --------------------

     4.1  CONDITIONS PRECEDENT TO LOANS.  Each of the following is a condition
          -----------------------------
precedent to Lender making the Loans hereunder:

          (a) Except for encumbrances listed on Schedule 8.4 or permitted under
Section 9.8, Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by the existing lender or lenders to Borrowers of its or their, as the case may be, respective financing arrangements with Borrowers and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of Borrowers and each Obligor, duly authorized, executed and delivered by it or each of them, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and Borrowers or any Obligor, as debtor and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by Borrowers or any Obligor in favor of such existing lender or lenders, in form acceptable for recording in the appropriate government office;

          (b) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements. Notwithstanding the foregoing, unless Lender otherwise requests, Borrowers will not be required to perfect the liens on property owned by Lumex, Cybex Fitness or General Medical, provided, however, that in the event that the Loans remain outstanding for a period of six
(6) months
from the date of execution any and all documents necessary to grant a perfected first lien security interest on the property owned by Lumex, Cybex Fitness or General Medical, if such company is still in existence;

          (c) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

          (d) no material adverse change shall have occurred in the assets, business or prospects of Borrowers since the date of Lender's latest field examination (or if none, Borrowers' latest audited financial statements) and no change or event shall have occurred which would impair the ability of Borrowers or any Obligor to perform its Obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral, except as described on Schedule 4.1(d);

          (e) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, acknowledgements by lessors, mortgagees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

          (f) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

          (g) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrowers with respect to the Financing Agreements and such other matters as Lender may request; and

          (h) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

          (i) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan and after giving effect thereto;

          (j) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan and after giving effect thereto; and

          (k) Lender shall have received a "compliance certificate" to such effect executed by the chief financial officer of each of the Borrowers.

SECTION 5.  GRANT OF SECURITY INTEREST
            --------------------------

     To secure payment and performance of all Obligations, Borrowers hereby grant to Lender a continuing security interest in, a lien upon, a right of set off against, or a mortgage upon, and hereby assign to Lender as security, the following property and interests in property, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "COLLATERAL"); provided, however, that the Collateral specifically excludes (1) any lease of equipment which is sold or assigned to a third party or financed with a third party (in each case other than the Lender), (2) all Accounts and Receivables arising out of any such lease and (3) the Equipment covered by any such lease:

     5.1  ACCOUNTS;
          ---------

     5.2 All present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds), registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, (including, without limitation, licenses issued by any governmental agency), permits, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, letters of credit, bankers' acceptances and guaranties;

     5.3 All present liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation, (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

     5.4  INVENTORY AND GOODS;
          --------------------

     5.5  MACHINERY AND EQUIPMENT;
          ------------------------

     5.6 Mortgage(s) on the real property of the Borrowers, or each of them as follows:

          (a) Mortgages of Trotter, Inc., (the "TROTTER MORTGAGE") on real property located at 10 Trotter Drive, Medway, Massachusetts, which mortgages were dated February 2, 1996 in the amount of $3,779,069 and a second mortgage of even date (the "SECOND MORTGAGE") in the amount of $12,000,000. The Second Mortgage in the amount of $12,000,000 shall be modified to reflect a total principal sum of $19,800,000 and shall secure all of the obligations of the Borrowers to the Lenders; and

     5.7  RECORDS; and
          --------

     5.8 All products and proceeds of the foregoing, in any form, including, without limitation, dividends and insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

     5.9  REAFFIRMATION BY BORROWERS OF EXISTING COLLATERAL.  This Agreement
          -------------------------------------------------
evidences in part the assumption by all Borrowers of the Trotter Loans due the Lender by Trotter and Trotter Holding. It is the intention of the Borrowers that all existing Collateral pledged or hypothecated to the Lender by Trotter and Trotter Holding continue to serve as collateral security for the Obligations of the Borrowers assumed or created pursuant to this Agreement. Accordingly, the Borrowers hereby represent, warrant and reaffirm to the Lender that it is the intention that all existing collateral security held by the Lender shall continue to serve as Collateral for the Loans and any other liabilities due the Lender by the Borrowers and until the Loans are paid in full, the security interests and mortgages held by the Lender shall otherwise continue in full force and legal effect.

SECTION 6.  COLLECTION AND ADMINISTRATION
            -----------------------------

     6.1  BORROWERS' LOAN ACCOUNT.  Lender shall maintain one or more loan
          -----------------------
account(s) on its books in which shall be recorded (a) all Loans and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrowers and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

     6.2  STATEMENTS.  Lender shall render to Borrowers each month a statement
          ----------
setting forth the balance in the Borrowers' loan account(s) maintained by Lender for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Lender receives a written notice from Borrowers of any specific exceptions of Borrowers thereto within thirty
(30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrowers a written statement as provided above, the balance in Borrowers' loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrowers.

     6.3  PAYMENTS.  All Obligations shall be payable at Lender's office or as
          --------
Lender may designate from time to time. Lender may apply payments received or collected from Borrowers or for the account of Borrowers (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrowers. Borrowers shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any set-off, counterclaim, defense, duties, taxes, levies, posts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrowers shall be liable to pay to Lender, and do hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.3 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.3 shall survive the payment of the Obligations and the termination or nonrenewal of this Agreement.

     6.4  AUTHORIZATION TO MAKE LOANS.  Lender is authorized to make the Loans
          ---------------------------
based upon telephonic or other instructions received from anyone purporting to be an officer of Borrowers or other authorized person who is listed on a list of authorized officers provided to Lender, provided that the Borrower shall confirm any telephonic messages by a writing signed by an authorized officer of the Borrower. All requests for Loans hereunder shall specify the date on which the requested advance is to be made (which day shall be a business day) and the amount of the requested Loan. Requests received after 11:00 a.m. Eastern time on any day shall be deemed to have been made as of the opening of business on the immediately following business day. All Loans under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrowers when deposited to the credit of Borrowers or otherwise disbursed or established in accordance with the instructions of Borrowers or in accordance with the terms and conditions of this Agreement.

     6.5  USE OF PROCEEDS.  Borrowers shall use the proceeds of the Loans
          ---------------
provided by Lender to Borrowers hereunder only for the following purposes: (a) merger costs incurred in the merger of Merger Sub with Trotter, severance payments to employees of the Borrowers, closing of industrial facilities and/or office locations, and movement of manufacturing facilities; (b) working capital and general corporate purposes; (c) to refinance or repay the Norwest Mortgage loan due by Cybex and the mortgage loan on the Ronkonkoma real estate; and (d) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

SECTION 7.  COLLATERAL REPORTING AND COVENANTS
            ----------------------------------

     7.1  COLLATERAL REPORTING. Borrowers shall provide Lender with the
          --------------------
following documents in a form satisfactory to Lender:

          (a) as required by Lender, a schedule of Accounts;

          (b) as required by Lender a certification by Borrowers' Chief Financial Officer certifying the amount of finished goods, raw materials, and inventory of Borrowers;

          (c) upon Lender's request, (i) copies of customer statements and credit memos, remittance advises and reports, and copies of deposit orders, invoices and delivery documents for Inventory and Equipment acquired by Borrowers; deposit slips and bank statements; (ii) copies of shipping and delivery documents; and (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrowers;

          (d) such other reports as to the Collateral as Lender shall request from time to time.

     If any of Borrowers' records or reports of the Collateral are prepared or maintained by an accounting service, contractor shipper or other agent, Borrowers hereby irrevocably authorize such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

     7.2  ACCOUNTS COVENANTS.
          ------------------

          (a) If requested by the Lender, Borrowers shall notify Lender promptly of: (i) any material delay in Borrowers' performance of any of their obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof and (ii) all material adverse information relating to the financial condition of any account debtor. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed in writing to Lender. So long as no Event of Default exists or has occurred and is continuing, Borrowers shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

          (b) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrowers' business in accordance with practices and policies previously disclosed to Lender, (iii) there shall be no set-offs, deductions, contracts, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (iv) none of the transactions giving rise thereto will violate any applicable State or Federal laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

          (c) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

          (d) Borrowers shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrowers, all chattel paper and instruments which Borrowers now owns or may at any time acquire immediately upon Borrowers' receipt thereof, except as Lender may otherwise agree.

          (e) Lender may, at any time that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors to make payment of Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash credit, return of merchandise or otherwise, and upon any terms or. conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrowers shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

     7.3  INVENTORY COVENANTS.  With respect to the Inventory: (a) Borrowers
          -------------------
shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrowers' cost therefor and withdrawals therefrom and additions thereto; (b) only in the event of default, the Bank may request and the Borrowers shall conduct a physical count of the Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning, such physical count; (c) except for demonstration and show equipment in the ordinary course of business, Borrowers shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Borrowers' business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) Borrowers shall, at their expense, at any time as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; (e) Borrowers shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) Borrowers assume all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) except for demonstration and show equipment in the ordinary course of business, Borrowers shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrowers to repurchase such Inventory; (h) Borrowers shall keep the Inventory in good and marketable condition; and (i) Borrowers shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.

     7.4  EQUIPMENT COVENANTS.  With respect to the Equipment: (a) upon Lender's
          -------------------
request, Borrowers shall, at their expense, at any time as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender; (b) Borrowers shall keep the Equipment in good order, repair, and marketable condition (ordinary wear and tear excepted); (c) Borrowers shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in Borrowers' business and not for personal, family, household or farming use; (e) Borrowers shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrowers or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrowers in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrowers shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) Borrowers assume all responsibility and liability arising from the use of the Equipment.

     7.5  POWER OF ATTORNEY.  Borrowers hereby irrevocably designate and appoint
          -----------------
Lender (and all persons designated by Lender) as Borrowers' true and lawful attorney-in-fact, and authorize Lender, in Borrowers' or Lender's name, to: (a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of Borrowers' rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account,
(vii) prepare, file and sign Borrowers' name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to Borrowers, (ix) take control in any manner of any item of payment or proceeds thereof, (x) have access to any lockbox or postal box into which Borrowers' mail is deposited,and (xi) do all acts and things which are necessary, in Lender's determination, to fulfill Borrowers' obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) endorse Borrowers' name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations, (ii) endorse Borrowers' name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (iii) sign Borrowers' name on any verification of Accounts and notices thereof to account debtors and (iv) execute in Borrowers' name and file any UCC financing statements or amendments thereto. Borrowers hereby release Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

     7.6  RIGHT TO CURE.  Lender may, at its option, (a) cure any default by
          -------------
Borrowers under any agreement with a third party or pay or bond on appeal any judgment entered against a Borrower (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrowers' account therefor, such amounts to be repayable by Borrowers on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrowers. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

     7.7  ACCESS TO PREMISES.  From time to time as requested by Lender, at the
          ------------------
cost and expense of Borrowers after an Event of Default, (a) Lender or its designee shall have complete access to all of Borrowers' premises during normal business hours and after notice to Borrowers, or at any time and without notice to Borrowers if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrowers' books and records, including, without limitation, the Records, and
(b) Borrowers shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) Lender shall have use free of charge during normal business hours of such of Borrowers' personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

     7.8  AUDIT OF ACCOUNTS RECEIVABLES.  The Lender or its designee shall have
          -----------------------------
reasonable access to books and receivables of the Borrowers and the Borrowers shall comply with all reasonable requests of the Lender to supply information including but not limited to a review and/or audit of the accounts receivable by the Lender or its designee. All reasonable costs and expenses incurred by the Lender in inspecting and reviewing the financial information of the Borrowers including, if required by the Lender, an audit of the accounts receivable, shall be paid by the Borrowers.

     7.9  ADDITIONAL COLLATERAL.  Borrowers and the Guarantors agree to pledge
          ----------------------
as additional collateral for the repayment of the Loans the following real and personal property:

          1. A mortgage in the amount of $3,000,000 on the real and personal property located at the Borrower's facility in Ronkonkoma, New York. It is specifically agreed by the Borrowers that the Borrowers shall execute the Mortgage on the above-referenced property on the date hereof. However, said Mortgage shall not be recorded with the appropriate recording office in the County of Suffolk for a period of six (6) months from the date of this Agreement. The purpose of this delay in recording said Mortgage is to permit the Borrowers to complete the sale of the

Ronkonkoma facility. In the event that the facility is not sold within six (6) months, the aforesaid Mortgage may be recorded with the appropriate recording officer in the County of Suffolk, New York. The Borrowers represent and warrant that subsequent to the date of this Agreement and prior to the expiration of six
(6) months from same, the Borrowers shall not mortgage, pledge or otherwise encumber the real and personal property owned by the Borrowers and located in Ronkonkoma, New York.

          2. The Borrowers and the Lender acknowledge that the lien of the Lender on all personal property, fixtures, furniture, equipment, inventory, account receivable and chattel paper owned by the Borrowers and located in the Borrowers' facility in Owatonna, Minnesota ("OWATONNA COLLATERAL") is subject to a prior lien by Norwest Bank Minnesota South N.A. The Borrowers represent and warrant that Norwest Bank Minnesota South N.A. has agreed to limit the lien of the prior filing to personal property, fixtures and equipment located on the premises as of the date of the execution of this Agreement and said lien shall not attach to any additions or substitutions of the Owatonna Collateral.

SECTION 8. REPRESENTATIONS AND WARRANTIES
           ------------------------------

          Borrowers hereby represent and warrant to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans by Lender to
Borrowers:

     8.1  CORPORATE EXISTENCE, POWER AND AUTHORITY: SUBSIDIARIES. Each Borrower
          ------------------------------------------------------
is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on each Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within Borrowers' corporate powers, have been duly authorized and are not in contravention of law or the terms of each Borrower's certificate of incorporation, bylaws, or other organizational documentation, or any indenture, agreement or undertaking to which each Borrower is a party or by which each Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of each Borrower enforceable in accordance with their respective terms. Trotter does not have any subsidiaries except for Trotter Holding, and Trotter Holding owns no assets except for the trademarks and/or tradenames listed on the attached information sheet.

     8.2  FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE.  All financial
          ------------------------------------------------
statements relating to Borrowers which have been or may hereafter be delivered by Borrowers to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrowers as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrowers since the date of the most recent audited financial statements furnished by Borrowers to Lender prior to the date of this Agreement.

     8.3  CHIEF EXECUTIVE OFFICE; COLLATERAL LOCATIONS.  The chief executive
          --------------------------------------------
office of Borrowers and Borrowers' Records concerning Accounts are located only at 10 Trotter Drive, Medway, Massachusetts and its other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrowers to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrowers and sets forth the owners and/or operators thereof and, to the best of Borrowers' knowledge, the holders of any mortgages on such locations.

     8.4  PRIORITY OF LIENS; TITLE TO PROPERTIES.  The security interests,
          --------------------------------------
mortgages and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof (it being understood that unless Lender otherwise requests, Borrowers will not be required to perfect the liens on property owned by Lumex, Cybex Fitness or General Medical, provided, however, that in the event that the Loans remain outstanding for a period of six (6) months from the date of execution any and all documents necessary to grant a perfected first lien security interest on the property owned by Lumex, Cybex Fitness or General Medical, if such company is still in existence. Borrowers have good and marketable title to all of their properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

     8.5  TAX RETURNS.  Each Borrower has filed, or caused to be filed, in a
          -----------
timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension, except as previously disclosed in writing to Lender) the failure of which to file would result in material adverse consequences to the Borrowers as a whole or would jeopardize or result in a lien on any of the Collateral. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to each Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

     8.6  LITIGATION.  Except as set forth on the Information Certificate, there
          ----------
is no present investigation by any governmental agency pending, or to the best of Borrowers' knowledge threatened, against or affecting any Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrowers' knowledge threatened, against Borrowers or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against such Borrowers would result in any material adverse change in the assets, business or prospects of Borrowers or would impair the ability of Borrowers to perform their obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender's ability to enforce any Obligations or realize upon any Collateral.

     8.7  COMPLIANCE WITH OTHER AGREEMENTS AND APPLICABLE LAWS. Borrowers are
          ----------------------------------------------------
not in default in any material respect under, or in violation in any material respect of any of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is or they are a party or by which it is or they are or any of its or their assets are bound and Borrowers are in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority. Schedule 8.7 hereto is a complete and accurate list of all governmental licenses and permits issued to Borrowers and that are necessary or useful in the operation of their business.

     8.8  ACCURACY AND COMPLETENESS OF INFORMATION.  All information furnished
          ----------------------------------------
by or on behalf of Borrowers in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transact ion contemplated hereby or thereby, including without limitation, all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Borrowers, which has not been fully and accurately disclosed to Lender in writing.

     8.9  CORPORATE STRUCTURE.  Cybex, Cybex Financial, Eagle Performance, Cybex
          -------------------
Fitness, General Medical, Lumex and Trotter are wholly-owned subsidiaries of Cybex. Trotter Holding is a wholly owned subsidiary of Trotter.

     8.10 ENVIRONMENTAL MATTERS.
          ---------------------

          (a) To the knowledge of Borrowers, none of the Borrowers or any of its subsidiaries has used, stored, treated, transported, manufactured, refined, generated, handled, produced or disposed of any Hazardous Materials on, under, at, from, or in any way affecting any of their properties or assets, or otherwise, in any manner in violation of any Environmental Law, except in each instance such violations as in the aggregate would not have a material adverse effect upon the Borrowers and their subsidiaries taken as a whole.

          (b) To the knowledge of Borrowers, and except as set forth in Schedule 8.10, none of the Borrowers or their subsidiaries has any obligations or liabilities, known or unknown, matured or not matured, absolute or contingent, assessed or unassessed, where such would reasonably be expected to have a materially adverse effect on Borrowers or its subsidiaries taken as a whole, and no Environmental Actions have been filed against Borrowers or their subsidiaries or any of their respective employees, agents, representatives or predecessors in interest in connection with or in any way arising from or relating to Borrowers or their subsidiaries or any of their respective properties, or relating to or arising from or attributable, in whole or in part, to the manufacturing, processing, distributing, using, treating, storing, disposing, transporting or handling of any Hazardous Materials, by any other Person at or on or under any of the real properties owned or used by Borrowers or their subsidiaries or any other location where any of the foregoing could reasonably be expected to have a materially adverse effect.

     8.11  EXCLUSION OF CERTAIN SUBSIDIARIES.  The Borrowers represent and
           ----------------------------------
warrant that the Borrowers' financial condition as of June 30, 1997 will comply with the covenants contained in paragraphs 9.12, 9.14 and 9.15 of this Agreement without any consideration of the assets and liabilities of the following subsidiaries: Lumex, Cybex Fitness and General Medical.

     8.12 SURVIVAL OF WARRANTIES; CUMULATIVE.  All representations and
          ----------------------------------
warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrowers shall now or hereafter give, or cause to be given, to Lender.

SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS
            ----------------------------------

     9.1  MAINTENANCE OF EXISTENCE.  Except for mergers among the Borrowers,
          ------------------------
each Borrower shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Lender hereby consents to the dissolution of Cybex Fitness and Lumex. Each Borrower shall give Lender thirty (30) days' prior written notice of any proposed change in its corporate name, which notice shall set forth its new name and Borrowers shall deliver to Lender a copy of the amendment to the certificate of incorporation of such Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of such Borrower as soon as it is available.

     9.2  NEW COLLATERAL LOCATIONS.  Borrowers may open any new location within
          ------------------------
the continental United States provided Borrowers (a) give Lender thirty (30) days prior written notice of the intended opening of any such new location and
(b) execute and deliver, or cause to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect their interests in the Collateral at such location, including, without limitation, UCC financing statements.

     9.3  COMPLIANCE WITH LAWS RELATIONS, ETC.  Each Borrower shall, at all
          -----------------------------------
times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders of any Federal, State or local governmental authority applicable to it.

     9.4  PAYMENT OF TAXES AND CLAIMS.  Each Borrower shall duly pay and
          ---------------------------
discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets the failure of which to pay shall result in material adverse consequences to the Borrowers as a whole or would jeopardize or result in a lien on any of the Collateral, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers and with respect to which adequate reserves have been set aside on its books. Borrowers shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrowers agree to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require
       --------  ----
Borrowers to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     9.5  INSURANCE.  Borrowers shall, at all times, maintain with financially
          ---------
sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrowers shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrowers fail to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days' prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrowers in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrowers or any of its affiliates.
At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

     9.6  FINANCIAL STATEMENTS AND OTHER INFORMATION
          ------------------------------------------

          (a) Borrowers shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the businesses of Borrowers and their subsidiaries (if any) in accordance with GAAP and Borrowers shall furnish or cause to be furnished to Lender: (i) within one hundred twenty (120) days after the end of each fiscal year, annual audited consolidated financial statements of Borrowers and their Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers and their Subsidiaries as of the end of and for such fiscal year, together with the opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrowers and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrowers and their Subsidiaries as of the end of and for the fiscal year then ended; (ii) within one hundred twenty (120) days after the end of each fiscal year, management or accountant prepared consolidating financial statements of Cybex and its subsidiaries along with a copy of the management letter from Cybex auditors, in form, substance and on the terms set forth in (i) above; (iii) within one hundred twenty (120) days after the end of each fiscal year, the Securities and Exchange Commission ("SEC") Annual Report (Form 10-k) of Cybex; (iv) Within forty-five (45) days after the end of each fiscal quarter other than the fourth quarter, SEC quarterly Report (Form 10Q) of Cybex, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers and their Subsidiaries as of the end of and through, respectively, such fiscal quarter, accompanied by a "COMPLIANCE CERTIFICATE" executed by the Chief Financial Officer of Cybex, certifying the accuracy of all representations and warranties of Borrowers hereunder and the absence of an Event of Default or an event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

          (b) Borrowers shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim in excess of $250,000 relating to the Collateral or any other property which is security for the Loans or which would result in any material adverse change in Borrowers' business, properties, assets, goodwill or condition, financial or otherwise and (ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

          (c) Borrowers shall promptly, after the sending or filing thereof, furnish or cause to be furnished to Lender copies of all reports of Cybex sent to its stockholders generally and copies of all reports and registration statements which Cybex files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

          (d) Prior to the start of each fiscal year, Borrowers shall provide Lender annual budget and financial projections of the Borrowers and Borrowers shall distribute or cause to be distributed to Lender such budgets, forecasts, projections and other information respecting the Collateral and the businesses of Borrowers, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the businesses of Borrowers to any court or other government agency or to any participant or assignee or prospective participant or assignee. Borrowers hereby irrevocably authorize and direct all accountants or auditors to deliver to Lender, at Borrowers' expense, copies of the financial statements of Borrowers and any reports or management letters prepared by such accountants or auditors on behalf of Borrowers and to disclose to Lender such information they may have regarding the business of Borrowers. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrowers to Lender in writing.

     9.7  SALE OF ASSETS, CONSOLIDATION MERGER, DISSOLUTION, ETC. No Borrowers
          -------------- ---------------------------------------
shall, directly or indirectly, (a) except for mergers among Borrowers, merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other

Person or any of its assets to any other Person (except for (i) sale or assignment by any Borrower of leases of equipment and the equipment leased, chattel paper in the ordinary course of its business; (ii) sales of Inventory in the ordinary course of business and (iii) the disposition of worn-out or obsolete Equipment or Equipment no longer used in the business of such Borrower so long as (A) if an Event of Default exists or has occurred and is continuing, any proceeds of a sale or disposition of chattel paper, inventory or Equipment no longer used in the business of such Borrower, are paid to Lender and (B) such sales do not involve Equipment having an aggregate fair market value in excess of $250,000 for all such Equipment disposed of in any fiscal year of said Borrower), or (c) form or acquire any subsidiaries, or (d) wind up, liquidate or dissolve (the Lender consenting to the dissolution of Cybex Fitness and Lumex); or (e) agree to do any of the foregoing. Notwithstanding the foregoing, (a) Borrowers may issue stock pursuant to Cybex's Stock Option Plans or Employee Stock Ownership Plan, (b) sell Equipment, provided that the proceeds of sale are utilized solely to purchase replacement Equipment, (c) sell the Real Property owned by the Borrower in Ronkonkoma, New York, and (d) sell the isokenetic product line of Cybex.

     9.8  ENCUMBRANCES.  No Borrower shall create, incur, assume or suffer to
          ------------
exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, except: (a)(i) any lease of equipment which is sold
                            -------
or assigned to a third party or financed with a third party (in each case other than the Lender), (ii) all Accounts and Receivables arising out of any such lease and (iii) the Equipment covered by any such lease; (b) liens and security interests of Lender; (c) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers and with respect to which adequate reserves have been set aide on their books; (d) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrowers' businesses to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aide on their books; (e) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the businesses of Borrowers as presently conducted thereon or materially impair the value of the real property which may be subject thereto, (f) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate not to exceed amounts provided in Paragraph 9.9 below, so long as any security interests and mortgages do not apply to any property of Borrowers other than Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; and (g) the security interests and liens set forth on Schedule
8.4 hereto.

     9.9  INDEBTEDNESS. Borrowers shall not incur, create, assume, become or be
          ------------
liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except the following:

          (a) refinance the Owatonna Facility or pay or satisfy any mortgage or indebtedness thereon;

          (b)  the Obligations;

          (c) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which the Borrowers are contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to Borrowers, and with respect to which adequate reserves have been set aside on its books;

          (d) purchase money indebtedness, including Capital Leases, not to exceed at any time $2,500,000.00 in the aggregate in each fiscal year, provided no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing or result from such indebtedness; provided, further, Borrowers' aggregate increase in purchase money indebtedness in any given fiscal year shall not exceed $500,000 over the amount of purchase money indebtedness outstanding as of the end of the immediately preceding fiscal year;

          (e) obligations or indebtedness set forth on the Information Certificate, Provided, that, (i) Borrowers may only make regularly scheduled
             ---------------
payments of principal and interest, but not any prepayments or other non-mandatory payments, in accordance with the terms of the instruments and agreements related thereto as in effect on the date hereof; (ii) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document, or instrument related thereto in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers shall furnish to Lender all notices or demands in connection with such indebtedness either received by Borrowers or on their behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be; and

          (f) obligations to any shareholder, director or officer of Borrowers for advances of funds, provided such debt is subordinated to the Obligations pursuant to a subordination agreement acceptable to Lender and pledged to Lender;

          (g) repurchase obligations of Borrowers referred to in Section 9.10(c) below; and

          (h) Indebtedness of Cybex and its Subsidiaries in respect of the sale to any third party by Cybex or its Subsidiaries of receivables due under leases of Cybex' or a Subsidiary's equipment; provided the portion of such Indebtedness
(i) which is recourse to Cybex or any Subsidiary or (ii) in respect of which Cybex or Subsidiary has issued any guaranty or otherwise has any contingent obligation; does not exceed, in the aggregate, $12,000,000.

          (i) Indebtedness of Cybex and its Subsidiaries in respect of any equipment leases either funded or financed by third party sources (not subsidiaries of Borrowers) to a maximum amount of $6,000,000 or leases of equipment held by the Borrowers and not funded or financed by third parties which leases will not exceed in the aggregate, $4,000,000.

     9.10 LOANS, INVESTMENTS, GUARANTEES, ETC.  Except with the prior written
          -----------------------------------
consent of Lender, no Borrower shall, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except (a) the endorsement of instruments for
                            ------
collection or deposit in the ordinary course of business; (b) investments in:
(i) short-term direct obligations of the United States Government, (ii) negotiable certificates of deposit issued by any bank satisfactory to Lender, payable to the order of Borrowers or to bearer and delivered to Lender, and
(iii) commercial paper or other money market instruments rated Al or PI; and (c) up to an aggregate of $100,000 in addition to the lease obligations set forth in paragraphs 9.9(h) and (i), at any time in potential liability under repurchase obligations owed by Borrower to certain equipment lessors in connection with leases covering products sold by Borrower; provided, that, as to any of the
                                           --------  ----
foregoing which constitute investments, unless waived in writing by Lender, Borrowers shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments.

     9.11 DIVIDENDS AND REDEMPTIONS.  Provided the payment of dividends on
          -------------------------
account of any shares of class of capital stock does not result in the occurrence of an Event of Default, Cybex shall be permitted to pay dividends or buy back stock in an amount not to exceed 50% of its net income (and determined in accordance with GAAP). Except as provided in the immediately preceding sentence, Cybex shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of capital stock of Cybex now or hereafter outstanding, or set aide or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or dilute in any manner its capital stock or agree to do any of the foregoing.

     9.12  MINIMUM ADJUSTED TANGIBLE CAPITAL FUNDS.  Borrowers shall not permit
           ----------------------------------------
their Adjusted Tangible Capital Funds to be (a) less than $29,000,000 as of June 30, 1997 and September 30, 1997; (b) less than $30,000,000 as of December 31, 1997 and quarterly thereafter; (c) less than $37,000,000 as of December 31, 1998 and quarterly thereafter; and (d) less than $42,000,000 as of December 31, 1999 and quarterly thereafter.

     9.13 FIXED CHARGE COVERAGE RATIO.  Borrowers shall not permit their Fixed
          ---------------------------
Charge Ratio to be less than 1.25:1 as of December 31, 1997 and measured quarterly thereafter on a rolling four quarter basis (provided, however, that the cost of the Sharpsville plant closure technical research and development costs and other merger-related costs (in the case of merger-related costs, as agreed to by Lender) expensed in fiscal 1997 will not be calculated in the Fixed Charge Ratio for the appropriate four quarters); less than 1.50:1 as of December 31, 1998 and measured quarterly thereafter on a rolling four quarter basis; and less than 1.75:1 as of December 31, 1999 and measured quarterly thereafter on a rolling four quarter basis and annually thereafter.

     9.14 MAXIMUM TOTAL LIABILITIES TO ADJUSTED TANGIBLE CAPITAL FUNDS.
          -------------------------------------------------------------
Borrowers' ratio of Total Liabilities to Adjusted Tangible Capital Funds shall not at any time during the following periods of time exceed:

               6/30/97 to 9/30/97:         3.0:1
               12/31/97 to 9/30/98:        2.5:1
               12/30/98 to 9/30/99:       2.25:1
               12/31/99 to 12/31/2000:    2.00:1

          The foregoing covenants being measured for at the end of the fiscal quarters ending March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1997.

     9.15 MINIMUM WORKING CAPITAL.  Borrowers' current assets minus current
          ------------------------
liabilities, as determined in accordance with GAAP, shall not be (a) less than $14,100,000 after the year ending December 31, 1997; (b) less than $22,000,000 after the year ending December 31, 1998; and (c) less than $28,000,000 after the year ending December 31, 1999; the foregoing covenants being measured for any four consecutive fiscal quarters ending March 30, June 30, September 30 and December 31 of each year, commencing as of December 31, 1997.

     9.16 INTEREST COVERAGE RATIO.  Borrowers' Interest Coverage Ratio shall not
          ------------------------
at any time during the term of any Obligations due Lender by Borrowers be less than 3.0:1, commencing December 31, 1997; provided, however, that the cost of the Sharpsville plant closure, technical research and development costs, and other merger-related costs (in the case of merger-related costs, as agreed to by Lender) expensed in fiscal 1997 will not be calculated in the interest coverage ratio.

     9.17  TRANSACTIONS WITH AFFILIATES.  Borrowers shall not enter into any
           ----------------------------
transaction for the purchase, sale or exchange of property or the rendering of any service to or by any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrowers' businesses and upon fair and reasonable terms no less favorable to the Borrowers than Borrowers would obtain in a comparable arm's length transaction with an unaffiliated person.

     9.18 CAPITAL EXPENDITURES.  Borrowers shall limit Capital Expenditures to
          --------------------
(a) $3,500,000.00 in 1997 (b) $4,500,000.00 in 1998 and (c) $3,500,000 annually thereafter.

     9.19 COSTS AND EXPENSES. Borrowers shall pay to Lender on demand all costs,
          ------------------
expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all title insurance and other insurance premiums, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, together with Lender's customary charges and fees with respect thereto;
(d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this

Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); (f) subject to the limits stated in
Section 7.7, all out-of -pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrowers' operations; and (g) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

     9.20 ENVIRONMENTAL LAWS.
          ------------------

          (a) Borrowers shall promptly notify Lender following receipt by an officer of Borrowers or any Subsidiary thereof of any actual or threatened Environmental Action or any violation or potential violation of or non-compliance with, or liability or potential liability under any Environmental Laws which, when taken together with all other pending violations could reasonably be expected to have a material adverse effect on Borrowers and its Subsidiaries taken as a whole, and promptly furnish to Lender all material notices of any nature which Borrowers or any Subsidiary thereof may receive from the Governmental Authority or other Person with respect to any Environmental Action, violation, or potential violation of or non-compliance with, or liability or potential liability under any Environmental Laws which, in any case or when taken together with all such other notices, could reasonably be expected to have a material adverse effect on Borrower and its Subsidiaries taken as a whole.

          (b) Borrowers shall comply in all material respects with and use reasonable efforts to ensure compliance by all tenants and subtenants with all Environmental Laws, and obtain and comply in all material respects with and maintain and use reasonable best efforts to ensure that all tenants and subtenants obtain and comply with all licenses, approvals, registrations or permits required by Environmental Laws.

          (c) Borrowers shall conduct and complete all investigations, studies, sampling and testing, and all remedial, removal, reporting and other actions required under all Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental

Authorities subject to the Borrowers' or any Subsidiary's right to contest or negotiate any such order or directive in good faith and in compliance with Environmental Laws provided such contest or negotiation is promptly commenced.

          (d) Defend, indemnify and hold harmless Lender and its respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities (including strict liability), settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to the violation of or non-compliance with any Environmental Laws, or any orders, requirements or demands of Governmental Authorities by the Borrowers or any Subsidiary thereof, including, without limitation, any cleanup or remediation costs, reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses.

     9.21 CHANGE IN BUSINESS.  So long as any amount shall remain outstanding
          ------------------
under any Note or unpaid under this Agreement, unless Lender shall otherwise consent in writing, Borrowers agree that they will not, nor will they permit any subsidiary thereof to, directly or indirectly to engage, to any material extent, as determined by Lender in the reasonable exercise of its discretion, in any business other than the manufacturing, leasing, sale and wholesale distribution of fitness equipment and supplies.

     9.22      FURTHER ASSURANCES.  At the request of Lender at any time and
               ------------------
from time to time, Borrowers shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any other Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrowers hereby authorize Lender to execute and file one or more UCC financing statements signed only by Lender.

     9.23 AMENDMENT OF PRIOR AGREEMENT.  Borrowers and the Lender hereby
          ----------------------------
specifically acknowledge and agree that the covenants contained in this paragraph and this Agreement replace and amend the covenants contained in
Article 7 of the Letter of Credit and Reimbursement Agreement dated February 1, 1996 between United Jersey Bank, Bank of Nova Scotia and Trotter, Inc.

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES
             ------------------------------

     10.1 EVENTS OF DEFAULT.  The occurrence or existence of any one or more of
          -----------------
the following events are referred to herein individually as an "Event of Default," and collectively as "Events of Default:"

          (a) Borrowers fail to pay when due or within ten days after the due date any of the Obligations or within 30 days after notice from Lender fail to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements;

          (b) any representation, warranty or statement of fact made by a Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

          (c) any Obligor revokes, terminates or fails to perform, beyond any grace or cure period and subject to Notice provisions, any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

          (d) any judgment for the payment of money is rendered against any Borrower or any Obligor in excess of $100,000 in any one case or in excess of $200,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of sixty (60) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction which would have a material adverse effect on said Borrower, or an attachment, garnishment or execution is rendered in excess of the above amount against said Borrower or any Obligor or any of their assets, which event would have a material adverse effect on said Borrower, its business or the Collateral;

          (e) except as permitted in the Loan Documents, any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or a Borrower or any Obligor, which is a partnership or corporation, dissolves or suspends or discontinues doing business;

          (f) Any Borrower or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

          (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower, any Obligor or all or any part of its properties and such petition or application is not dismissed within sixty (60) days after the date of its filing or any Borrower, any such Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

          (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower for all or any part of its property; or

          (i) any default by a Borrower or any Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or sent in favor of any person other than Lender, in any case in an amount in excess of $100,000, which default continues for more than the applicable cure period, if any, with respect thereto, or default by

Borrower or any Obligor under any material contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

          (j) any substantial change in management of Cybex, whether by reason of death, resignation, protractive illness, change of ownership or employment or management policies or for any other reason, Cybex shall give prompt written notice thereof to the Lender and Lender, whether or not so notified upon being informed of such change may, if not reasonably satisfied with the new management, require that same be revised or reformed in the manner satisfactory to the Lender;

          (k) the indictment of a Borrower or any Obligor under any criminal statute, or commencement of criminal or civil proceedings against a Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any material property of a Borrower or such Obligor; or

          (l) there shall be an event of default under any of the other Financing Agreements.

     10.2 REMEDIES.
          --------

          (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrowers or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by a Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrowers or any Obligor to collect the Obligations without prior recourse to the Collateral.

     Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of
                          ----------------
Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrowers, at Borrowers' expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, set-off and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrowers, which right or equity of redemption is hereby expressly waived and released by Borrowers and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days' prior notice by Lender to Borrowers designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers waive any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any

Collateral by way of prejudgment remedy, Borrowers waive the posting of any bond which might otherwise be require.

          (b) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrowers shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

          (c) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or reduce the lending formulas or amounts of Revolving Loans available to Borrower and/or (ii) terminate any provision of this Agreement providing for any future Loans to be made by Lender to Borrowers.

SECTION 11.    JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS;
               GOVERNING LAW
               ---------------------------------------------

     11.1 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL WAIVER.
          ----------------------------------------------------------------------

          (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New Jersey (without giving effect to principles of conflicts of law).

          (b) Borrowers and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Superior Court of the State of New Jersey and the United States District Court for the District of New Jersey and waive any objection based on venue or forum non conveniens with respect to any action
                            --------------------
instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against a Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against a Borrower or its property).

          (c) Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.

          (d) BORROWERS AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWERS OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (e) Lender shall not have any liability to a Borrower (whether in tort, contract, equity or otherwise) for losses suffered by a Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and nonappealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

     11.2 WAIVER OF NOTICES.  Borrowers hereby expressly waive demand,
          -----------------
presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on a Borrower which Lender may elect to give shall entitle a Borrower to any other or further notice or demand in the same, similar or other circumstances.

     11.3 AMENDMENTS AND WAIVERS. Neither this Agreement nor any provision
          ----------------------
hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

     11.4 WAIVER OF COUNTERCLAIMS.  Each Borrower waives all rights to interpose
          -----------------------
any claims, deductions, set-offs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

     11.5 INDEMNIFICATION.  Borrowers shall indemnify and hold Lender, and its
          ---------------
directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the actions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or nonrenewal of this Agreement.

SECTION 12. MISCELLANEOUS
            -------------

     12.1 NOTICES.  All notices, requests and demands hereunder shall be in
          -------
writing and (a) made to Lender and to Borrowers at the addresses set forth below or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (I) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

     If to Lender:

          Summit Bank
          1800 Chapel Avenue West
          Cherry Hill, New Jersey 08034

          ATTN:  Adrian M. Marquez, Vice President
          FAX No.: (609) 486-3716

     With copy to:

          Dilworth, Paxson, Kalish & Kauffman
          P.O. Box 2570
          Cherry Hill, New Jersey 08034

          ATTN: Frank V. Tedesco, Esquire
          FAX NO.: (609) 663-8855

     If to Borrower:

          Cybex International, Inc.
          10 Trotter Drive
          Medway, Massachusetts 02053

          ATTN:  William S. Hurley, Vice President and Chief
          Financial Officer
          FAX NO.: (508) 533-5500

                    and

          Arthur W. Hicks, Jr., Vice President
          Trotter, Inc.
          56 Haddon Avenue
          Haddonfield, NJ  08033

     With copy to:

          Archer & Greiner
          One Centennial Square
          Haddonfield, New Jersey 08033

          ATTN:  James H. Carll, Esquire
          FAX NO.: (609) 795-0574

     12.2 PARTIAL INVALIDITY.  If any provision of this Agreement is held to be
          ------------------
invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     12.3 SUCCESSORS.  This Agreement, the other Financing Agreements and any
          ----------
other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrowers and their respective successors and assigns, except that Borrowers may not assign their rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrowers, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

     12.4 USE OF LOAN PROCEEDS.  The Co-Borrowers by execution of this Agreement
          ---------------------
acknowledge and certify that the credit facilities provided by the Lender to the Borrowers constitute a direct financial benefit to the Borrowers individually and as a whole.

     12.5 ENTIRE AGREEMENT.  This Agreement, the other Financing Agreements, any
          ----------------
supplements thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represent the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

     IN WITNESS WHEREOF, Lender and Borrowers have caused these presents to be duly executed as of the day and year first above written.

                                    CO-BORROWER
                                    -----------
                                    CYBEX INTERNATIONAL, INC.
Attest:

/s/ James H. Carll                  By: /s/ William S. Hurley
-------------------------------        -------------------------------
James H. Carll, Asst. Secretary          William S. Hurley
                                         Title:   Vice President and
                                         Chief Financial Officer

                                     CO-BORROWER
                                     -----------
                                    CYBEX FINANCIAL CORPORATION
Attest:

/s/ James H. Carll                  By: /s/ William S. Hurley
-------------------------------        -------------------------------
James H. Carll, Asst. Secretary          William S. Hurley
                                         Title:   Vice President and
                                         Chief Financial Officer

                                    CO-BORROWER
                                    -----------
                                    EAGLE PERFORMANCE SYSTEMS, INC.
Attest:

/s/ James H. Carll                  By: /s/ William S. Hurley
-------------------------------        -------------------------------
James H. Carll, Asst. Secretary          William S. Hurley
                                         Title:   Vice President and
                                         Chief Financial Officer

                                    CO-BORROWER
                                    -----------
                                    CYBEX FITNESS GERATE VERTRIEBS Attest:
                                    GmbH
Attest:

/s/ James H. Carll                  By: /s/ William S. Hurley
-------------------------------        -------------------------------
James H. Carll, Asst. Secretary          William S. Hurley
                                         Title:   Vice President and
                                         Chief Financial Officer

                                    CO-BORROWER
                                    -----------
                                    GENERAL MEDICAL EQUIPMENT
                                    LIMITED
Attest:

/s/ James H. Carll                  By: /s/ William S. Hurley
-------------------------------        -------------------------------
James H. Carll, Asst. Secretary          William S. Hurley
                                         Title:   Vice President and
                                         Chief Financial Officer

                                    CO-BORROWER
                                    -----------
                                    LUMEX BED SYSTEMS
Attest:

/s/ James H. Carll                  By: /s/ William S. Hurley
-------------------------------        -------------------------------
James H. Carll, Asst. Secretary          William S. Hurley
                                         Title:   Vice President and
                                         Chief Financial Officer

                                    CO-BORROWER
                                    -----------
                                    TROTTER, INC.
Attest:

/s/ James H. Carll                  By: /s/ William S. Hurley
-------------------------------        -------------------------------
James H. Carll, Asst. Secretary          William S. Hurley
                                         Title:   Vice President and
                                         Chief Financial Officer

                                     CO-BORROWER
                                     -----------
                                     TROTTER HOLDING COMPANY
Attest:

/s/ James H. Carll                  By: /s/ Arthur W. Hicks, Jr.
-------------------------------        -------------------------------
James H. Carll, Asst. Secretary          Arthur W. Hicks, Jr.
                                         Title:  Vice President

                                    LENDER
                                    ------

                                    SUMMIT BANK, successor by
                                    merger to UNITED JERSEY BANK


                                    By: /s/ Adrian M. Marquez
                                       ------------------------------
                                         Adrian M. Marquez
                                         Title:  Vice President